SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2004

Covad Communications Group, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-25271	77-0461529

(Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles
San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)

(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

Item 7. Financial Statements and Exhibits

Signatures

Exhibit Index

Exhibit 23.1

Exhibit 99.1

Exhibit 99.2
EXHIBIT 23.1
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events and Required FD Disclosure.

     For the benefit of investors and other interested parties, Covad Communications Group, Inc. (the “Company”) is filing this Form 8-K to reflect the events described below on certain information previously presented in the Company’s amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003.

•	Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Note 14, “Segment Information,” of Item 8, “Financial Statements and Supplementary Data”: These items and note reflect the Company’s realignment, as of the beginning of fiscal year 2004, of its previously reported Covad Broadband Solutions segment and its Covad Strategic Partnerships segment, as management changed the way that the Company manages and evaluates the Company’s businesses. The Company presently operates two business segments. The wholesale segment focuses on delivering services to enterprise, corporate, small office/home office, or SoHo, and consumer customers primarily through wholesale relationships with large ISPs, telecommunications carriers and other types of resellers. The direct segment focuses on small business and SoHo markets by selling services directly to end-users, as well as through independent authorized sales agents.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

The following exhibits are filed herewith:

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

99.1	Revised “Item 7. Management Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 to reflect the effects of the change in segments described in Item 5 of this Form 8-K.

99.2	Revised “Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 to reflect the effects of the change in segments described in Item 5 of this Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2004	By:	/s/ Mark Richman

Mark Richman
Executive Vice President and Chief Financial Officer

Exhibit Index

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

99.1	Revised “Item 7. Management Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 to reflect the effects of the change in segments described in Item 5 of this Form 8-K.

99.2	Revised “Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 to reflect the effects of the change in segments described in Item 5 of this Form 8-K.